UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2012

Independence Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

500 East Washington Street, Greenville, South Carolina, 29601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (864) 672-1776

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Director

(b)           On December 12, 2012, James D. King notified the Boards of Directors of Independence Bancshares, Inc. (the “Company”), and Independence National Bank (the “Bank”), the bank subsidiary of the Company, of his resignation as a director of the Company and the Bank, effective immediately.  Mr. King indicated that his resignations were due to health reasons and did not result from any disagreements with the Company or the Bank over matters relating to operations, policies, or practices.  The Company and Bank both thank Mr. King for his service as an organizer of the Bank as long-serving member of these two boards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

	By:	/s/ Lawrence R. Miller
	Name:	Lawrence R. Miller
	Title:	Chief Executive Officer

Dated: December 14, 2012